Exhibit 99.1

FOR IMMEDIATE RELEASE:

For further information, please contact: Nancy Udell, S.V.P., PR & Advertising (561) 682-4195 Holly Policy, Publicist (561) 682-4210	Investor Contact: Tom Severson, S.V.P. & Chief Financial Officer (561) 682-4115 Cheryl Scully, Treasurer and V.P. Investor Relations (561) 682-4211 phone, (561) 659-3689 fax

PAXSON COMMUNICATIONS CORPORATION COMPLETES OFFERING OF
$365 MILLION SENIOR SECURED FLOATING RATE NOTES
TO REFINANCE ITS SENIOR CREDIT FACILITY

(West Palm Beach, FL –January 12, 2004) – Paxson Communications Corporation (AMEX — PAX) (the “Company”) announced today that it has completed a private offering of $365 million of senior secured floating rate notes (the “senior secured notes”). The senior secured notes mature in January 2010 and are redeemable at any time. Proceeds of the offering were used to repay in full the outstanding indebtedness under the Company’s previously existing senior credit facility, pre-fund letters of credit supported by the revolving credit portion of the Company’s previously existing senior credit facility and pay fees and expenses incurred in connection with the transaction.

Lowell “Bud” Paxson, Chairman and CEO, commented, “The success of this financing clearly reflects the significant value of our assets. The newly issued securities will increase our financial flexibility and operational flexibility as we continue to explore strategic alternatives with our bankers at Bear Stearns and Citigroup.”

Tom Severson, Senior Vice President and CFO, added, “The new senior secured notes further strengthen our capital structure by eliminating certain financial maintenance covenants and providing us the flexibility to pay down more expensive securities in the capital structure under certain circumstances. We were also able to reduce our cost of this capital while retaining the ability to call the senior secured notes at any time.”

Interest on the notes accrues at a rate of LIBOR plus 2.75% and is payable on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2004. The senior secured notes will not be registered under the Securities Act of 1933, as amended, and were sold only to “Qualified Institutional Buyers” (as defined under Rule 144A under the Securities Act).

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PAXSON SENIOR SECURED NOTES/Page 2

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and the PAX TV television network. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s 2003 fall season features all new episodes of returning original drama series, including “Doc,” starring recording artist Billy Ray Cyrus and “Sue Thomas: F.B.Eye,” starring Deanne Bray. Other original PAX TV series include “It’s A Miracle” with new host, Roma Downey, “Candid Camera,” with hosts Peter Funt and Dina Eastwood and “Animal Tails,” with Mark Curry. For more information, visit PAX TV’s website at www.pax.tv.

This press release contains forward-looking statements that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future are generally forward-looking statements.

Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations; the restrictions on the Company’s ability to pursue strategic alternatives arising under the Company’s agreements with NBC; the Company’s high level of indebtedness and redeemable preferred stock and significant debt service requirements; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties identified in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

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